Exhibit 10.19

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 4, 2022 (the “Second Amendment Effective Date”), by and between SVB Innovation Credit Fund VIII, L.P. (“Lender”) and Fast Radius, Inc., a Delaware corporation (“Borrower”).

RECITALS

A. Lender and Borrower have entered into that certain Loan and Security Agreement dated as of September 10, 2021 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Lender (i) amend the Loan Agreement to amend the Term Loan Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein. Lender has agreed to do so, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Capitalization of Existing Final Payment. Borrower and Lender agree that the existing Final Payment due in the amount of $800,000 (“Capitalized Final Payment”) shall be capitalized and added to the outstanding principal amount of the Term Loan Advance. After giving effect to the Capitalized Final Payment, the outstanding principal amount of the Term Loan Advance as of the date hereof will be $18,800,000.

2.2 Modification to Repayment of Principal and Interest. Section 2.2(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(b) Payments. (i) Commencing on the first (1st) Payment Date of the month following the month in which the Funding Date of the Term Loan Advance occurs, and continuing on the Payment Date of each month thereafter through August 31, 2022, Borrower shall make monthly payments of interest to Lender, in arrears, on the outstanding principal amount of the Term Loan Advance made to the Borrower, at the rate set forth in Section 2.3(a) and (ii) commencing on September 1, 2022, and continuing on the Payment Date of each month thereafter through the Term Loan Maturity Date, Borrower shall make monthly payments of principal in the amount of $2,350,000, plus accrued interest at the rate set forth in Section 2.3(a).”

2.3 Modification to Notices. Lender’s email addresses as set forth in Section 10 of the Loan Agreement are hereby amended to read as follows:

Email: svbcapitalcredit@svb.com;

            SVBCapitalCreditFinance@svb.com

2.4 Section 13 (Definitions).

(a) The following terms and their definitions set forth in Section 13.1 of the Loan Agreement are hereby added or amended (as the case may be) in their entirety and replaced with the following:

“Final Payment” is a payment (in addition to and not a substitution for the Capitalized Final Payment (as defined in the Second Amendment to LSA), regular monthly interest payments, plus interest and principle due at maturity) equal to the percentage (as set forth in the table below) of the funded amount of the Term Loan Advance, due on the earliest to occur of (“Repayment Date”): (a) the Term Loan Maturity Date, (b) the repayment of the Term Loan Advances in full, (c) as required pursuant to Sections 2.2(d) or 2.2(e), or (d) the termination of this Agreement. For purposes of this definition, the funded amount of the Term Loan Advance shall be reduced by the $2,000,000 principal payment made in connection with the First Amendment to LSA, but include the Capitalized Final Payment.

Final Payment Percentage	Repayment Date
5.00%	Prior to June 1, 2022
7.50%	On or after June 1, 2022, but prior to September 1, 2022
11.00%	On or after September 1, 2022

“First Amendment to LSA” is that certain Consent and First Amendment to Loan and Security Agreement dated as of February 4, 2022, by and between Borrower and Lender.

“Second Amendment to LSA” is that certain Second Amendment to Loan and Security Agreement dated as of March 4, 2022, by and between Borrower and Lender.

“Term Loan Maturity Date” is April 3, 2023.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Lender on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Release by Borrower.

5.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Lender and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

5.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Amendment, and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

5.5 Borrower hereby represents and warrants to Lender, and Lender is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Lender nor any agent, employee or representative of Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Lender, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6. Lender Expenses. Borrower shall pay to Lender all Lender Expenses incurred through and after the Second Amendment Effective Date, when due (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment).

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Section 12.8 of the Loan Agreement applies to this Amendment.

8. Effectiveness. This Amendment shall be deemed effective as of the First Amendment Effective Date upon the occurrence of all of the following:

8.1 the due execution and delivery to Lender of this Amendment by each party hereto;

9. Amendments in Writing; Integration. This Amendment is a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10. Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

FAST RADIUS, INC.

By:	/s/ Prithvi Gandhi
Name:	Prithvi Gandhi
Title:	Chief Financial Officer

LENDER:

SVB INNOVATION CREDIT FUND VIII, L.P. By: SVB Innovation Credit Partners VIII, LLC, a Delaware limited liability company, its General Partner

Signature:	/s/ Craig Caukin
Print Name: Craig Caukin
Title: Senior Managing Director